UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2012

Aetna Inc.
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-16095	23-2229683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Farmington Avenue Hartford, CT 06156
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 273-0123

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.          Entry into a Material Definitive Agreement.

Merger Agreement

On August 19, 2012, Aetna Inc. (“Aetna”), Coventry Health Care, Inc. (“Coventry”) and Jaguar Merger Subsidiary, Inc., a wholly owned subsidiary of Aetna (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will be merged with and into Coventry, with Coventry surviving the merger as a wholly owned subsidiary of Aetna (the “Merger”).

At the effective time of the Merger, each share of Coventry common stock (other than treasury shares held by Coventry and any shares of Coventry common stock beneficially owned by Aetna, Merger Sub or any person who properly demands statutory appraisal of his or her shares) shall be converted into the right to receive (i) 0.3885 (the “Exchange Ratio”) shares of Aetna common stock (the “Per Share Stock Consideration”) and (ii) $27.30 in cash (the “Per Share Cash Consideration,” and, together with the Per Share Stock Consideration, the “Merger Consideration”), without interest. Each option to purchase shares of Coventry common stock outstanding under any employee benefit plan (each, a “Coventry Stock Option”), whether or not vested or exercisable, with a per share exercise price less than the Equity Award Cash Consideration (as defined below), shall be canceled and converted into the right to receive an amount in cash, without interest, equal to the product of (A) the excess, if any, of (1) the sum of (x) the Per Share Cash Consideration plus (y) the value equal to the product of the Parent Stock Price (as defined below) multiplied by the Exchange Ratio (the sum of the amounts in clauses (x) and (y), the “Equity Award Cash Consideration”) over (2) the applicable per share exercise price of such Coventry Stock Option multiplied by (B) the total number of shares of Coventry common stock subject to such Coventry Stock Option. For purposes of the Merger Agreement, the “Parent Stock Price” means the average of the volume weighted averages of the trading prices of Aetna common stock on the New York Stock Exchange (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by Aetna and Coventry) on each of the five consecutive trading days ending on the trading day that is two trading days prior to the closing date of the Merger. During the 60-day period commencing on the date of the Merger Agreement, Aetna, in consultation with Coventry, will consider, after taking into account the terms and conditions of each applicable Coventry Stock Option, the appropriate treatment of each Coventry Stock Option, whether or not vested or exercisable, with a per share exercise price equal to or greater than the Equity Award Cash Consideration.

At the effective time of the Merger, each share of Coventry common stock outstanding that is subject to forfeiture risk under any employee benefit plan and that, pursuant to its terms as of the date of the Merger Agreement, is vested or becomes vested as of the effective time of the Merger shall be converted into the right to receive the Merger Consideration. At the effective time of the Merger, each performance share unit and restricted stock unit outstanding under any employee benefit plan (collectively, “Coventry Stock Units”) that, pursuant to its terms as of the date of the Merger Agreement, is vested or becomes vested as of the effective time of the Merger shall be converted into the right to receive an amount in cash, without interest, equal to the product of the Equity Award Cash Consideration multiplied by the number of shares of Coventry common stock represented by such unit.

Each Coventry Stock Unit that, pursuant to its terms as of the date of the Merger Agreement, is not vested and will not become vested as of the effective time of the Merger shall convert at the effective time of the Merger into a cash-settled restricted stock unit with the number of shares of Aetna common stock underlying such cash-settled restricted stock unit equal to (1) the number of shares of Coventry common stock subject to such Coventry Stock Unit immediately prior to the effective time of the Merger multiplied by (2) the Equity Award Cash Consideration divided by the Parent Stock Price. Each such cash-settled restricted stock unit shall be subject to the same terms and conditions (including service-based vesting) as applied to the corresponding Coventry Stock Unit immediately prior to the Effective Time.

Aetna and Coventry each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by each of Coventry and Aetna to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

The obligation of the parties to consummate the Merger is subject to customary closing conditions, including, among others, the approval and adoption of the Merger Agreement by Coventry’s stockholders, the absence of legal impediments to the consummation of the Merger, the receipt of specified governmental consents and approvals, the early termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, compliance by Coventry and Aetna in all material respects with their respective obligations under the Merger Agreement and, subject in most cases to exceptions that do not rise to the level of a “Material Adverse Effect” (as defined in the Merger Agreement), the accuracy of representations and warranties made by Coventry and Aetna, respectively. The obligation of the parties to consummate the Merger is not subject to any financing condition.

The Merger Agreement requires Coventry to convene a stockholders meeting for purposes of obtaining the necessary Coventry stockholder approval and, subject to certain exceptions, Coventry has agreed (i) not to solicit alternative transactions or enter into discussions concerning, or provide information in connection with, any alternative transaction and (ii) that Coventry’s board of directors will recommend that Coventry’s stockholders approve and adopt the Merger Agreement.

Prior to the approval and adoption of the Merger Agreement by Coventry’s stockholders, Coventry’s board of directors may, upon receipt of a Superior Proposal (as defined in the Merger Agreement) and in certain other circumstances, change its recommendation that Coventry’s stockholders approve and adopt the Merger Agreement, subject to complying with certain notice and other specified conditions set forth in the Merger Agreement, including giving Aetna the opportunity to propose changes to the Merger Agreement in response to such Superior Proposal or other circumstances. If Coventry’s board of directors changes its recommendation that Coventry’s stockholders approve and adopt the Merger Agreement, Aetna may terminate the Merger Agreement. In addition, Coventry may terminate the Merger Agreement prior to the approval and adoption of the Merger Agreement by Coventry’s stockholders to enter into a definitive agreement providing for a Superior Proposal.

The Merger Agreement contains certain other termination rights for each of Coventry and Aetna, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by the “end date” of August 19, 2013, subject to each party’s right to extend the end date for an additional three months if all closing conditions (other than receipt of antitrust and other specified regulatory approvals) have been satisfied by August 19, 2013. If requested by the other party, each party will consider in good faith agreeing (but will not be obligated to agree) to an additional extension of the end date.

If the Merger Agreement is terminated (i) as a result of a change in the recommendation of Coventry’s board of directors that Coventry’s stockholders approve and adopt the Merger Agreement, (ii) as a result of the failure of Coventry’s stockholders to approve and adopt the Merger Agreement upon a vote taken thereon after Coventry’s board of directors has changed its recommendation, (iii) in connection with Coventry’s entering into a definitive agreement providing for a Superior Proposal or (iv) in connection with Coventry’s material breach of the provisions of the Merger Agreement relating to non-solicitation of alternative transactions, then Coventry would be required to pay Aetna a termination fee of $167.5 million. If the Merger Agreement is terminated because Coventry’s stockholders have not approved and adopted the Merger Agreement upon a vote taken thereon and Coventry’s board has not changed its recommendation, but a proposal for an alternative transaction was publicly announced and not withdrawn before the Coventry stockholder meeting, then Coventry would be required to pay Aetna 25% of the $167.5 million termination fee (with the remaining 75% payable to Aetna if Coventry enters into an agreement providing for, or consummates, an alternative transaction within 12 months of such termination).

In the event the Merger Agreement is terminated (i) as a result of the failure of the Merger to occur on or before the end date (as it may be extended) due to the failure to achieve antitrust or other specified regulatory approvals, (ii) as a result of a final and non-appealable order or injunction relating to antitrust or other specified regulatory approvals or (iii) as a result of Aetna’s failure to take appropriate proceedings to contest an order or injunction in respect of antitrust or other specified regulatory matters within certain specified time periods, then Aetna would be required to pay Coventry a termination fee of $450 million.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Aetna or Coventry. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Coventry’s stockholders and other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders or other security holders. Security holders are not third-party beneficiaries under the Merger Agreement (except with respect to stockholders’ right to receive the Merger Consideration following the effective time of the Merger) and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Coventry, Aetna or Merger Sub. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Aetna’s or Coventry’s public disclosures. Aetna acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Commitment Letter

On August 19, 2012, Aetna entered into a commitment letter (the “Commitment Letter”) pursuant to which Goldman Sachs Bank USA, UBS Securities LLC and UBS Loan Finance LLC (collectively, the “Arrangers”) have committed to provide up to $2.0 billion under a 364-day senior unsecured credit facility to finance the Merger to the extent that Aetna has not issued $2.0 billion in senior notes on or prior to the closing date of the Merger.  The Arrangers’ commitment to provide the credit facility is subject to several conditions, including, among others, the consummation of the Merger, the nonoccurrence of a Material Adverse Effect (as defined in the Commitment Letter) on Coventry, the negotiation of definitive documentation, the accuracy of certain representations by Aetna and the absence of certain defaults by Aetna, Aetna obtaining credit ratings taking into account the Merger, Aetna’s delivery of certain financial statements, Aetna having used commercially reasonable efforts to cause the senior notes to be issued and other customary closing conditions more fully set forth in the Commitment Letter.  The foregoing summary of the Commitment Letter, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter, which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

Important Information For Investors And Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Aetna Inc. (“Aetna”) will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus and Coventry Health Care, Inc. (“Coventry”) will file with the SEC a proxy statement/prospectus, and each of Aetna and Coventry will file other documents with respect to the proposed acquisition of Coventry and a definitive proxy statement/prospectus will be mailed to stockholders of Coventry. INVESTORS AND SECURITY HOLDERS OF COVENTRY ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Aetna or Coventry through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Aetna will be available free of charge on Aetna’s internet website at http://www.aetna.com or by contacting Aetna’s Investor Relations Department at 860-273-8204. Copies of the documents filed with the SEC by Coventry will be available free of charge on Coventry’s internet website at http://www.cvty.com or by contacting Coventry’s Investor Relations Department at 301-581-5717.

Aetna, Coventry, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Coventry is set forth in its Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 28, 2012, its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 6, 2012, and its Current Report on Form 8-K, which was filed with the SEC on May 31, 2012. Information about the directors and executive officers of Aetna is set forth in its Annual Report on Form 10-K for the year ended December 31, 2011 (“Aetna’s Annual Report”), which was filed with the SEC on February 24, 2012, its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on April 9, 2012 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (“Aetna’s Second Quarter 10-Q”) which was filed with the SEC on July 31, 2012. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Aetna’s and Coventry’s control.

Statements in this report regarding Aetna that are forward-looking, including Aetna’s projections as to the anticipated benefits of the pending transaction to Aetna, increased membership as a result of the pending transaction, the impact of the pending transaction on Aetna’s businesses and share of revenues from Government business, the methods Aetna will use to finance the cash portion of the transaction, the impact of the transaction on Aetna’s operating earnings per share, the synergies from the pending transaction, and the closing date for the pending transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Aetna’s control. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed acquisition; the risk that a condition to closing of the proposed acquisition may not be satisfied; the risk that a regulatory approval that may be required for the proposed acquisition is delayed, is not obtained or is obtained subject to conditions that are not anticipated; Aetna’s ability to achieve the synergies and value creation contemplated by the proposed acquisition; Aetna’s ability to promptly and effectively integrate Coventry’s businesses; the diversion of management time on acquisition-related issues; and the implementation of health care reform legislation and changes in Aetna’s future cash requirements, capital requirements, results of operations, financial condition and/or cash flows. Health care reform will significantly impact Aetna’s business operations and financial results, including Aetna’s medical benefit ratios. Components of the legislation will be phased in over the next six years, and Aetna will be required to dedicate material resources and incur material expenses during that time to implement health care reform. Many significant parts of the legislation, including health insurance exchanges, Medicaid expansion, the scope of “essential benefits,” employer penalties and the implementation of minimum medical loss ratios, require further guidance and clarification both at the federal level and/or in the form of regulations and actions by state legislatures to implement the law. In addition, pending efforts in the U.S. Congress to repeal, amend, or restrict funding for various aspects of health care reform, the 2012 presidential and congressional elections, and the possibility of additional litigation challenging aspects of the law continue to create additional uncertainty about the ultimate impact of health care reform. As a result, many of the impacts of health care reform will not be known for the next several years. Other important risk factors include: adverse and less predictable economic conditions in the U.S. and abroad (including unanticipated levels of, or increases in the rate of, unemployment); adverse changes in health care reform and/or other federal or state government policies or regulations as a result of health care reform or otherwise (including legislative, judicial or regulatory measures that would affect Aetna’s business model, restrict funding for or amend various aspects of health care reform, limit Aetna’s ability to price for the risk it assumes and/or reflect reasonable costs or profits in its pricing, such as mandated minimum medical benefit ratios, eliminate or reduce ERISA pre-emption of state laws (increasing Aetna’s potential litigation exposure) or mandate coverage of certain health benefits); Aetna’s ability to differentiate its products and solutions from those offered by its competitors, and demonstrate that its products lead to access to better quality of care by its members; unanticipated increases in medical costs (including increased intensity or medical utilization as a result of flu, increased COBRA participation rates or otherwise; changes in membership mix to higher cost or lower-premium products or membership-adverse selection; changes in medical cost estimates due to the necessary extensive judgment that is used in the medical cost estimation process, the considerable variability inherent in such estimates, and the sensitivity of such estimates to changes in medical claims payment patterns and changes in medical cost trends; increases resulting from unfavorable changes in contracting or re-contracting with providers, and increased pharmacy costs); failure to achieve and/or delays in achieving desired rate increases and/or profitable membership growth due to regulatory review or other regulatory restrictions, the difficult economy and/or significant competition, especially in key geographic areas where membership is concentrated, including successful protests of business awarded to us; adverse changes in size, product mix or medical cost experience of membership; Aetna’s ability to diversify its sources of revenue and earnings; adverse program, pricing or funding actions by federal or state government payors, including curtailment or elimination of the Centers for Medicare & Medicaid Services’ star rating bonus payments; the ability to reduce administrative expenses while maintaining targeted levels of service and operating performance; the ability to successfully implement Aetna’s agreement with CVS Caremark Corporation on a timely basis and in a cost-efficient manner and to achieve projected operating efficiencies for the agreement; Aetna’s ability to integrate, simplify, and enhance its existing information technology systems and platforms to keep pace with changing customer and regulatory needs; the success of Aetna’s health information technology initiatives; Aetna’s ability to successfully integrate its businesses (including Medicity, Prodigy Health Group, PayFlex, and Genworth Financial Inc.’s Medicare Supplement business and other businesses Aetna may acquire in the future, including Coventry) and implement multiple strategic and operational initiatives simultaneously; managing executive succession and key talent retention, recruitment and development; the outcome of various litigation and regulatory matters, including guaranty fund assessments and litigation concerning, and ongoing reviews by various regulatory authorities of, certain of Aetna’s payment practices with respect to out-of-network providers and/or life insurance policies; reputational issues arising from its social media activities, data security breaches, other cybersecurity risks or other causes; the ability to develop and maintain relations with providers while taking actions to reduce medical costs and/or expand the services Aetna offers; Aetna’s ability to maintain its relationships with third party brokers, consultants and agents who sell Aetna’s products; increases in medical costs or Group Insurance claims resulting from any epidemics, acts of terrorism or other extreme events; and a downgrade in Aetna’s financial ratings. For more discussion of important risk factors that may materially affect Aetna, please see the risk factors contained in Aetna’s Annual Report and Aetna’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (Aetna’s “First Quarter 10-Q”) and Aetna’s Second Quarter 10-Q

(together with Aetna’s First Quarter 10-Q, Aetna’s “Quarterly Reports”), each on file with the SEC. You also should read Aetna’s Annual Report and Aetna’s Quarterly Reports for a discussion of Aetna’s historical results of operations and financial condition.

Statements in this report regarding Coventry that are forward-looking, including but not limited to the anticipated benefits of the transaction to Coventry, the projected closing date, the closing of the transaction, and the projected membership additions to Aetna, are based on Coventry’s management’s estimates, assumptions and projections, and are subject to significant uncertainties and risks, many of which are beyond the control of Coventry’s management, including but not limited to: the failure to receive, on a timely basis or otherwise, the required approvals by Coventry’s stockholders and government or regulatory agencies; the risk that a condition to closing of the proposed transaction may not be satisfied; Coventry’s and Aetna’s ability to consummate the proposed transaction; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the failure by Aetna to obtain the necessary financing in connection with the proposed transaction; the possibility that costs or difficulties related to the integration of Coventry’s and Aetna’s operations will be greater than expected; operating costs and business disruption may be greater than expected; the ability of Coventry to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the proposed transaction; and the implementation of health care reform legislation. Among the risk factors that may materially affect Coventry’s business, operations or financial condition are the ability to accurately estimate and control future health care costs; the ability to increase premiums to offset increases in the Coventry’s health care costs; general economic conditions and disruptions in the financial markets; changes in legal requirements from recently enacted federal or state laws or regulations, court decisions, or government investigations or proceedings; guaranty fund assessments under state insurance guaranty association law; changes in government funding and various other risks associated with Coventry’s participation in Medicare and Medicaid programs; Coventry’s ability to effectively implement and manage its Kentucky Medicaid program, including the implementation of appropriate risk adjustment revenue and management of the associated medical cost and the effect on its MLR; a reduction in the number of members in its health plans; its ability to acquire additional managed care businesses and to successfully integrate acquired businesses into its operations; its ability to attract new members or to increase or maintain premium rates; the non-renewal or termination of its government contracts, unsuccessful bids for business with government agencies or renewal of government contracts on less than favorable terms; failure of independent agents and brokers to continue to market its products to employers; a failure to obtain cost-effective agreements with a sufficient number of providers that could result in higher medical costs and a decrease in membership; negative publicity regarding the managed health care industry generally or Coventry in particular; a failure to effectively protect, maintain, and develop its information technology systems; compromises of its data security; periodic reviews, audits and investigations under its contracts with federal and state government agencies; litigation, including litigation based on new or evolving legal theories; volatility in its stock price and trading volume; Coventry’s indebtedness, which imposes certain restrictions on its business and operations; an inability to generate sufficient cash to service its indebtedness; Coventry’s ability to receive cash from its regulated subsidiaries; and an impairment of Coventry’s intangible assets. For a further discussion of risks and uncertainties, please see the risk factors described in Coventry’s Annual Report on Form 10·K for the year ended December 31, 2011 (“Coventry Annual Report”), Coventry’s Quarterly Report for the quarter ending March 31, 2012 (“Coventry First Quarter 10-Q”), and Coventry’s Quarterly Report for the quarter ending June 30, 2012 (together with Coventry’s First Quarter 10-Q, “Coventry Quarterly Reports”), each on file with the SEC. You should also read the Coventry Annual Report and the Coventry Quarterly Reports for a discussion of Coventry’s historical results of operations and financial condition. Except to the extent required by applicable law, Coventry does not intend to update any such forward-looking statements.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Aetna or Coventry. Neither Aetna nor Coventry assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Section 8 – Other Events

Item 8.01.          Other Events.

In response to various inquiries, Aetna has reiterated that (i) through the date of the Coventry stockholder vote on the pending transaction, Aetna will be effectively precluded from repurchasing its shares; and (ii) following the date of the Coventry stockholder vote, Aetna will be permitted to repurchase shares subject to its evaluation of market conditions, capital allocation considerations, legal constraints and other relevant factors.

Section 9 – Financial Statements and Exhibits

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger dated as of August 19, 2012 among Aetna Inc., Jaguar Merger Subsidiary, Inc. and Coventry Health Care, Inc.*

2.2	Commitment Letter among Aetna Inc., Goldman Sachs Bank USA, UBS Securities LLC and UBS Loan Finance LLC, dated August 19, 2012.

* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Aetna agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETNA INC.
Date:	August 22, 2012	By:	/s/ Rajan Parmeswar
			Name:	Rajan Parmeswar
			Title:	Vice President, Controller and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of August 19, 2012 among Aetna Inc., Jaguar Merger Subsidiary, Inc. and Coventry Health Care, Inc.*
2.2	Commitment Letter among Aetna Inc., Goldman Sachs Bank USA, UBS Securities LLC and UBS Loan Finance LLC, dated August 19, 2012.
* The schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Aetna agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.